767 Freighter Leases Drive ATSG Revenue Growth
Freighters Prepped for Fully Deployed Fourth Quarter
WILMINGTON, OH, November 5, 2015 - Air Transport Services Group, Inc. (Nasdaq: ATSG), the leading provider of medium wide-body aircraft leasing, air cargo transportation and related services, today reported consolidated financial results for the quarter ended September 30, 2015.
Results for the third quarter of 2015, compared with the third quarter of 2014, are as follows:

•
Revenues increased three percent to $142.3 million, including a six percent increase in freighter aircraft leasing revenues. Excluding revenues from reimbursements, third-quarter 2015 revenues increased 6 percent.

•
Both pre-tax and net earnings from continuing operations decreased 34 percent, reflecting the revenue and expense effects of aircraft transitioning between contracts and scheduled maintenance activities during the third quarter. Net earnings from continuing operations were $6.3 million, or $0.10 per share for the quarter, down from $9.6 million, or $0.15 per share in the third quarter of 2014.

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Operating loss carryforwards for U.S. federal income tax purposes offset much of the company’s federal tax liabilities. ATSG does not expect to pay significant federal income taxes until 2017 or later.

•
Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization, also adjusted for the effect of derivative transactions) was $43.7 million, down two percent from a year ago. Adjusted EBITDA is a non-GAAP financial measure, defined and reconciled to comparable GAAP results in separate tables at the end of this release.

Joe Hete, President and Chief Executive Officer of ATSG, said, “We advised you in August that the third quarter would be a transitional time for us, with intensive preparations to ready aircraft and services for new assignments in the fourth quarter. We deployed three Boeing 767 cargo aircraft under new arrangements during the third quarter, and will deploy eight others, five of those under dry lease arrangements, in the fourth quarter.
"We also signed commitments during the third quarter to invest in a new joint venture that will provide air express services in China and other points in Asia, starting in mid-2016 after pending regulatory approvals. That airline, United Star Express, will serve rapidly growing e-commerce markets from an operating base in Tianjin. We expect to be a source of leased aircraft to United Star Express as it expands over the next several years."
Through nine months, ATSG earned $25.8 million, or $0.40 per share diluted from continuing operations in 2015, up two percent from the same period in 2014. Revenues increased 1 percent to $437.7 million, and increased 4 percent excluding revenues from reimbursements. Adjusted EBITDA for the first nine months of 2015 was $141.4 million, up 10 percent.
Capital spending for the first nine months of 2015 was $111.0 million, compared with $90.9 million in the same 2014 period. ATSG purchased three 767-300 aircraft this year, one more than in 2014. ATSG plans to purchase one more 767-300 in November to modify and deploy with an existing customer in 2016 under an eight-year dry lease. ATSG projects capital expenditures for 2015 of approximately $165 million.
Share repurchases, which began in May, have totaled $8.4 million to date. That includes $4.3 million during the third quarter.

Segment Results
CAM (Aircraft Leasing)

CAM	Third Quarter		Nine Months
($ in thousands)	2015	2014	2015	2014
Revenues	$42,574	$40,226	$131,060	$121,451
Pre-Tax Earnings	$13,482	$13,574	$42,361	$38,681
Significant Developments:

•
CAM’s third-quarter revenues from external customers increased $3.4 million versus a year ago. Pre-tax earnings reflect the benefit of those additional revenues, offset by higher depreciation for aircraft placed in service since September 2014, and by costs for aircraft transitioning between customer arrangements.

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In the fourth quarter, CAM expects to deploy three 767 freighters under new leases to DHL: two 767-300s under eight-year leases, and one 767-200 leased through March 2019. Two 767-200s are expected to go to West Atlantic in Europe under multi-year dry leases.

•
At September 30, 2015, CAM owned 54 Boeing cargo aircraft in serviceable condition, and two 767-300 aircraft undergoing freighter modification for fourth-quarter lease deployments to DHL. A table reflecting cargo aircraft in service is included at the end of this release.

ACMI Services

ACMI Services	Third Quarter		Nine Months
($ in thousands)	2015	2014	2015	2014
Revenues
Airline services	$93,632	$92,237	$289,224	$292,042
Reimbursables	$6,286	$10,616	$20,054	$30,711
Total ACMI Services Revenues	$99,918	$102,853	$309,278	$322,753

Pre-Tax Earnings (Loss)	$(4,914)	$(126)	$(6,359)	$(6,863)
Significant Developments:

•
Third-quarter revenues from airline services increased two percent, even as our airlines operated five fewer aircraft than the prior-year quarter as we allocated more aircraft to external leasing customers. Aircraft utilization improved for non-DHL customers as CMI operations for DHL declined.

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Pre-tax profitability for the airlines declined for the quarter because of increased scheduled maintenance services, expenses to prepare express-network services for new customers, and a reduction in military flying due to an out-of-service runway in Greenland.

•	One CAM-owned freighter leased to ATSG’s airlines was underutilized during the quarter. All are expected to be serving customers during the fourth-quarter peak holiday season.
Other Activities

Other Activities	Third Quarter		Nine Months
($ in thousands)	2015	2014	2015	2014
Revenues	$38,398	$42,055	$106,183	$105,356
Pre-Tax Earnings	$2,077	$2,010	$6,993	$9,135

Significant Developments:

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While aggregate revenues declined, revenues from external customers for our other businesses increased 29 percent, with increases in revenues from both aircraft maintenance and postal-center management services. Pre-tax earnings were up slightly, as maintenance-service margins were affected by preparations to support a new contract with Delta Air Lines.

Outlook
ATSG continues to project that its Adjusted EBITDA from Continuing Operations for 2015 will be in a range of $190 to 195 million. Final results for the year will reflect ATSG’s ability to deploy and operate aircraft quickly and efficiently for peak season, and to support new and existing customers with additional logistical and technical services.
Hete said, "The market for ATSG's scale and expertise as an innovative source of comprehensive solutions for regional air networks is expanding rapidly. That's evidenced in part by our new airline joint venture in China, United Star Express, which will focus on e-commerce opportunities in Asia starting in mid-2016. Through this new China venture and others, we will demonstrate our innovation, flexibility and speed to deliver competitive advantages to e-commerce operators. We look forward to allocating significantly more aircraft and operating resources toward these new opportunities in 2016.”
Conference Call
ATSG will host a conference call on Nov. 6, 2015, at 10:00 a.m. Eastern time to review its financial results for the third quarter of 2015. Participants should dial (888) 895-5479 and international participants should dial (847) 619-6250 ten minutes before the scheduled start of the call and ask for conference pass code 41077146. The call will also be webcast live (listen-only mode) via www.atsginc.com.
A replay of the conference call will be available by phone on Nov. 6, 2015, beginning at 2:00 p.m. and continuing through Nov. 13, 2015, at (888) 843-7419 (international callers (630) 652-3042); use pass code 41077146#. The webcast replay will remain available via www.atsginc.com for 30 days.
About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including two airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Airborne Maintenance and Engineering Services, Inc. For more information, please see www.atsginc.com.
Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group's ("ATSG's") actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, changes in market demand for our assets and services, the number and timing of deployments of our aircraft, our operating airlines' ability to maintain on-time service and control costs, and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.
Contact:
Quint O. Turner, ATSG Inc. Chief Financial Officer

937-382-5591

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
REVENUES	$142,305	$138,443	$437,683	$431,654

OPERATING EXPENSES
Salaries, wages and benefits	41,624	39,096	127,339	123,056
Depreciation and amortization	30,754	26,307	91,147	78,428
Maintenance, materials and repairs	24,655	17,082	71,341	65,129
Fuel	12,029	14,059	35,082	40,333
Rent	2,246	6,689	8,900	20,923
Travel	3,989	4,189	12,754	13,181
Landing and ramp	2,108	2,450	6,982	7,764
Insurance	832	1,109	2,636	3,887
Other operating expenses	11,151	9,175	31,262	28,713
	129,388	120,156	387,443	381,414

OPERATING INCOME	12,917	18,287	50,240	50,240
OTHER INCOME (EXPENSE)
Interest income	18	23	64	66
Interest expense	(2,684)	(3,309)	(8,588)	(10,613)
Net gain on derivative instruments	96	639	347	969
	(2,570)	(2,647)	(8,177)	(9,578)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	10,347	15,640	42,063	40,662
INCOME TAX EXPENSE	(4,000)	(6,045)	(16,251)	(15,247)

EARNINGS FROM CONTINUING OPERATIONS	6,347	9,595	25,812	25,415

EARNINGS FROM DISCONTINUED OPERATIONS, NET OF TAX	214	312	642	734
NET EARNINGS	$6,561	$9,907	$26,454	$26,149

EARNINGS PER SHARE - Basic
Continuing operations	$0.10	$0.15	$0.40	$0.40
Discontinued operations	—	—	0.01	0.01
NET EARNINGS PER SHARE	$0.10	$0.15	$0.41	$0.41

EARNINGS PER SHARE - Diluted
Continuing operations	$0.10	$0.15	$0.40	$0.39
Discontinued operations	—	—	—	0.01
NET EARNINGS PER SHARE	$0.10	$0.15	$0.40	$0.40

WEIGHTED AVERAGE SHARES
Basic	64,239	64,286	64,411	64,240
Diluted	65,171	65,271	65,341	65,207

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30,	December 31,
	2015	2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$14,861	$30,560
Accounts receivable, net of allowance of $360 in 2015 and $812 in 2014	39,160	43,513
Inventory	11,901	10,665
Prepaid supplies and other	13,552	12,613
Deferred income taxes	19,770	19,770
TOTAL CURRENT ASSETS	99,244	117,121

Property and equipment, net	868,897	847,268
Other assets	26,810	28,230
Goodwill and acquired intangibles	38,799	39,010
TOTAL ASSETS	$1,033,750	$1,031,629

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$50,018	$40,608
Accrued salaries, wages and benefits	25,229	25,633
Accrued expenses	7,872	8,201
Current portion of debt obligations	29,565	24,344
Unearned revenue	14,051	12,914
TOTAL CURRENT LIABILITIES	126,735	111,700
Long term debt	279,782	319,750
Post-retirement obligations	78,323	92,050
Other liabilities	56,950	57,647
Deferred income taxes	120,632	102,993

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 75,000,000 shares authorized; 64,519,363 and 64,854,950 shares issued and outstanding in 2015 and 2014, respectively	645	649
Additional paid-in capital	521,107	526,669
Accumulated deficit	(70,499)	(96,953)
Accumulated other comprehensive loss	(79,925)	(82,876)
TOTAL STOCKHOLDERS’ EQUITY	371,328	347,489
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,033,750	$1,031,629

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
PRE-TAX EARNINGS AND ADJUSTED PRE-TAX EARNINGS SUMMARY
FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenues
CAM	$42,574	$40,226	$131,060	$121,451
ACMI Services
Airline services	93,632	92,237	289,224	292,042
Reimbursables	6,286	10,616	20,054	30,711
Total ACMI Services	99,918	102,853	309,278	322,753
Other Activities	38,398	42,055	106,183	105,356
Total Revenues	180,890	185,134	546,521	549,560
Eliminate internal revenues	(38,585)	(46,691)	(108,838)	(117,906)
Customer Revenues	$142,305	$138,443	$437,683	$431,654

Pre-tax Earnings from Continuing Operations
CAM, inclusive of interest expense	13,482	13,574	42,361	38,681
ACMI Services	(4,914)	(126)	(6,359)	(6,863)
Other Activities	2,077	2,010	6,993	9,135
Net, unallocated interest expense	(394)	(457)	(1,279)	(1,260)
Net gain on derivative instruments	96	639	347	969
Total Pre-tax Earnings	$10,347	$15,640	$42,063	$40,662

Adjustments to Pre-tax Earnings
Less net gain on derivative instruments	(96)	(639)	(347)	(969)
Adjusted Pre-tax Earnings	$10,251	$15,001	$41,716	$39,693

Adjusted Pre-tax Earnings is defined as Earnings from Continuing Operations Before Income Taxes less derivative gains. Management uses Adjusted Pre-tax Earnings from Continuing Operations to assess the performance of its operating results among periods. Adjusted Pre-tax earnings from Continuing Operations is a non-GAAP financial measure and should not be considered an alternative to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

Reimbursable revenues shown above include revenues related to fuel, landing fees, navigation fees, aircraft rent and certain other operating costs that are directly reimbursed to the airlines by their customers. Effective April 1, 2015, the costs of engine and airframe maintenance for all CAM-owned aircraft operated for DHL are the responsibility of the airlines, including Boeing 767-200 maintenance costs previously reimbursed directly by DHL. For all periods presented above, airline service revenues include compensation for maintenance provided by the airlines on aircraft operated for DHL. Reimbursables revenues declined for the three and nine month periods ending September 30, 2015 compared to the corresponding periods of 2014 due to lower fuel prices and the return of four DHL-owned Boeing 767-200 aircraft.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
UNAUDITED ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Earnings from Continuing Operations Before Income Taxes	$10,347	$15,640	$42,063	$40,662
Interest Income	(18)	(23)	(64)	(66)
Interest Expense	2,684	3,309	8,588	10,613
Depreciation and Amortization	30,754	26,307	91,147	78,428
EBITDA from Continuing Operations	$43,767	$45,233	$141,734	$129,637
Less net gain on derivative instruments	(96)	(639)	(347)	(969)

Adjusted EBITDA from Continuing Operations	$43,671	$44,594	$141,387	$128,668

EBITDA and Adjusted EBITDA from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

EBITDA from Continuing Operations is defined as Earnings from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA from Continuing Operations is defined as EBITDA from Continuing Operations less derivative gains.

Management uses EBITDA from Continuing Operations as an indicator of the cash-generating performance of the operations of the Company. Management uses Adjusted EBITDA from Continuing Operations to assess the performance of its operating results among periods. EBITDA and Adjusted EBITDA from Continuing Operations should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, or as an alternative measure of liquidity.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
IN-SERVICE CARGO AIRCRAFT FLEET

Aircraft Types
	December 31,			September 30,			December 31,
	2014			2015			2015 Projected
			Operating			Operating			Operating
	Total	Owned	Lease	Total	Owned	Lease	Total	Owned	Lease
B767-200	38	36	2	36	36	—	36	36	—
B767-300	10	9	1	10	10	—	12	12	—
B757-200	4	4	—	5	4	1	5	4	1
B757 Combi	4	4	—	4	4	—	4	4	—
Total Aircraft	56	53	3	55	54	1	57	56	1

Owned Aircraft In Serviceable Condition
	December 31,			September 30,			December 31,
	2014			2015			2015 Projected

Dry leased without CMI		11			11			14
Dry leased with CMI		13			16			18
ACMI/Charter		28			23			24
Staging/Unassigned		1			4			—
		53			54

Undergoing freighter modification					2			1

Note: Cargo Aircraft Management (CAM) has acquired two Boeing 767-300 aircraft in passenger configuration (one in June, one in July) that are undergoing conversion to freighter aircraft this year; CAM also expects to complete the purchase of another Boeing 767-300 aircraft in November.